SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Illinois	0-51296	36-4387843
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

357 Roosevelt Road Glen Ellyn, Illinois	60137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 545-0900

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

The information provided in response to Item 5.02 is incorporated by reference herein.

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Donald H. Fischer, Chairman, President and Chief Executive Officer of Community Financial Shares, Inc. (the “Company”) will relinquish the post of President and CEO effective January 1, 2007. Mr. Fischer will continue as Chairman of the Company as well as Chairman of the Company’s subsidiary, Community Bank Wheaton/Glen Ellyn . Mr. Fischer has held these positions since the inception of the Company in 1994.

In connection with this transition of Mr. Fischer’s role, the Company and its subsidiary entered into a one year employment agreement with Mr. Fischer dated November 28, 2006. The agreement becomes effective January 1, 2007 and terminates on December 31, 2007. The agreement provides, among other things, a description of Mr. Fischer’s duties as Chairman and his continued board service, an annual salary of $110,000, and reimbursement of certain expenses. The agreement also provides that Mr. Fischer may continue to participate, at his own expense, in health insurance plans offered by the Company’s subsidiary.

At a special meeting held by the Board of Directors of the Company on November 20, 2006, Scott W. Hamer was appointed President and CEO of the Company and its subsidiary, effective January 1, 2007. Mr. Hamer, age 49, currently serves as Vice President and Chief Financial Officer of the Company, and Senior Vice President and Chief Financial Officer of the Company’s subsidiary, and has held such positions since April 2003. Prior to joining the Company, Mr. Hamer served as Vice President and Cashier of Lemont National Bank (February 1999 to April 2003). Other than his existing employment arrangement, there are no transactions involving the Company and Mr. Hamer that would be required to be reported by Item 404(a) of Regulation S-K.

The compensation arrangements with respect to Mr. Hamer’s new position are currently under review by the Compensation Committee of the Board and will be finalized prior to the effective date of the transition.

The Board of Directors is pursuing recruitment of a new Chief Financial Officer for the Company and its subsidiary. Until that person is hired, Mr. Hamer will continue to serve as Chief Financial Officer for both companies.

Item 7.01 – Regulation FD Disclosure

A copy of the internal announcement made to the employees of the Company and its subsidiary is attached hereto as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Internal Company Announcement, dated November 28, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC. (Registrant)

By:	/s/ Scott W. Hamer
Scott W. Hamer
Vice President and Chief Financial Officer

Date: November 29, 2006